Exhibit 99.9


                              Mafco Holdings Inc.
                              35 East 62nd Street
                           New York, New York 10021


                                                           December 3, 2002

M & F Worldwide Corp.
35 East 62nd Street
New York, New York 10021


                  Re:  Termination of Letter Agreement

Gentlemen:

         Reference is hereby made to the Letter Agreement, dated as of June 27, 2002 (the "MFW Call Letter Agreement"), between Mafco Holdings Inc., a Delaware corporation ("Mafco"), and M & F Worldwide Corp., a Delaware corporation ("M & F Worldwide").

         The undersigned hereby agree that the MFW Call Letter Agreement is hereby terminated, effective as of the date hereof, and as a result of such termination, neither Mafco nor M & F Worldwide (nor any of their respective directors or officers) shall have any further obligations or liabilities to the other in connection with or arising out of the MFW Call Letter Agreement or its termination.


                                      Very truly yours,

                                      MAFCO HOLDINGS INC.


                                      By: /s/ Todd J. Slotkin
                                          ---------------------------------
                                          Name:   Todd J. Slotkin
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer


ACCEPTED AND AGREED:

M & F WORLDWIDE CORP.


By: /s/ Howard Gittis
    ----------------------------
Name:   Howard Gittis
Title:  Chairman of the Board of
        Directors, President and Chief
        Executive Officer